Exhibit 23
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-98681, 333-116216, 333-133101, and 333-171047) pertaining to the ConocoPhillips Savings Plan of our report dated June 22, 2023, with respect to the financial statements and schedule of the ConocoPhillips Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2022.

/s/ Ernst & Young LLP

Houston, Texas
June 22, 2023